Exhibit (t)(4)

Filed Pursuant to Rule 424(b)
Registration Statement No. 333-[•]

FORM PROSPECTUS SUPPLEMENT
(To Prospectus Dated [•])

[•] Rights for [•] Shares

Subscription Rights for [•]% Series [•] [Cumulative] Preferred Shares

Brookfield Real Assets Income Fund Inc. (the “Fund,” “we,” “us” or “our”) is issuing subscription rights (the “Rights”) to our [common] [preferred] stockholders to purchase shares of [•]% Series [•] Preferred Shares (the “Series [•] Preferred Shares”).

The Fund is a diversified, closed-end management investment company that commenced investment operations in December 2016. Our investment objective is to seek high total return, primarily through high current income and secondarily, through growth of capital.

The Fund’s common shares of stock, par value $0.001 (the “Common Shares”), are listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “RA.” On [•] (the last trading date prior to the Common Shares trading ex-Rights), the last reported net asset value per share of the Common Shares was $[•] and the last reported sales price per Common Share on the NYSE was $[•].

Investing in our securities involves certain risks. You could lose some or all of your investment. Shares of closed-end investment companies frequently trade at a discount to their net asset value and this may increase the risk of loss to purchasers of our securities. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and “we” refer to Brookfield Real Assets Income Fund Inc. This Prospectus Supplement also includes trademarks owned by other persons.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports are no longer sent by mail, unless you specifically requested to receive paper copies of the reports. Instead, the reports are available on the Fund’s website (https://publicsecurities.brookfield.com/en). You will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund electronically anytime by contacting your financial intermediary (such as a broker, investment adviser, bank or trust company) or, if you are a direct investor, by calling the Fund (toll-free) at (855) 777-8001 or by sending an email request to the Fund at publicsecurities.enquiries@brookfield.com.

You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you may call (855) 777-8001 or send an email request to the Fund at publicsecurities.enquiries@brookfield.com to let the Fund know you wish to continue receiving paper copies of your reports. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund complex if you invest directly with the Fund.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

____________________________________________________________

Prospectus Supplement dated [•]

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

About this Prospectus Supplement	RR-1
Cautionary Notice Regarding Forward-Looking Statements	RR-1
Incorporation by Reference	RR-1
Summary of The Terms of The Rights Offering	RR-2
Terms of the Series [•] Preferred Shares	RR-3
Description of The Rights Offering	RR-4
Use of Proceeds	RR-4
Capitalization	RR-4
Asset Coverage Ratio	RR-4
Special Characteristics and Risks of the Series [•] Preferred Shares	RR-4
Description of the Series [•] Preferred Shares	RR-4
Taxation	RR-5
Recent Developments	RR-5
Legal Matters	RR-5
Available Information	RR-5

Prospectus

Cautionary Notice Regarding Forward-Looking Statements	[•]
Prospectus Summary	[•]
Summary of Fund Expenses	[•]
The Offer	[•]
The Fund	[•]
Use of Proceeds	[•]
Description of Common Shares	[•]
Investment Objective and Principal Investment Policies	[•]
Risk Factors and Special Considerations	[•]
Management of the Fund	[•]
Dividends and Distributions	[•]
Dividend Reinvestment Plan	[•]
Description of Capital Structure	[•]
Certain Provisions of Maryland Law and the Fund’s Charter and Bylaws	[•]
Closed-End Fund Structure	[•]
Repurchase of Common Shares	[•]
Net Asset Value	[•]
Limitation on Directors’ and Officers’ Liability	[•]
Taxation	[•]
Plan of Distribution	[•]
Custodian, Sub-Administrator, Fund Accountant, Transfer Agent and Dividend Disbursing Agent	[•]
Legal Matters	[•]
Independent Registered Public Accounting Firm	[•]
Additional Information	[•]
Privacy Principles of the Fund	[•]
Table of Contents of SAI	[•]

About this Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not, and the underwriters have not, authorized anyone to provide you with inconsistent information. If anyone provides you with inconsistent information, you should not assume that the Fund or the underwriters have authorized or verified it. The Fund is not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front hereof or thereof. The Fund’s business, financial condition, results of operations and prospects may have changed since those dates.

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of this offering of Rights to our [common] [preferred] stockholders to purchase additional shares of the Series [•] Preferred Shares and also adds to and updates information contained in the accompanying Prospectus. The second part is the accompanying Prospectus, which gives more general information and disclosure. To the extent the information contained in this Prospectus Supplement differs from or is additional to the information contained in the accompanying Prospectus, you should rely only on the information contained in this Prospectus Supplement. You should read this Prospectus Supplement and the accompanying Prospectus before investing in the Rights.

Cautionary Notice Regarding Forward-Looking Statements

This Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional Information (“SAI”) contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference into the accompanying Prospectus. We urge you to carefully review that section for a more detailed discussion of the risks of an investment in our securities.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference into the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by section 27A of the Securities Act of 1933, as amended.

Incorporation by Reference

This Prospectus Supplement and the accompanying Prospectus are part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020, to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement and accompanying Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated [•], filed with the accompanying Prospectus;

•	the Fund’s Annual Report on Form N-CSR for the fiscal period ended [•], filed with the SEC on [•];

•	the Fund’s Semi-Annual Report on Form N-CSR for the fiscal period ended [•], filed with the SEC on [•];

•	the Fund’s Proxy Statement on Schedule 14A, filed with the SEC on [•]; and

•	the Fund’s description of Common Shares on Form 8-A12B, filed on November 23, 2016.

You may obtain copies of any information incorporated by reference into this Prospectus Supplement and accompanying Prospectus at no charge, by calling 1-855-777-8001, by writing to the Fund or visiting the Fund’s website https://publicsecurities.brookfield.com/en. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

Summary of The Terms of The Rights Offering

Terms of the Offer	[To be provided.]

Amount Available for Primary Subscription	[To be provided.]

Title	Subscription Rights for Series [•] Preferred Shares.

Exercise Price	Rights may be exercised at a price of $[•] per share (the “Subscription Price”). See “Terms of the Offer.”

Record Date	Rights will be issued to holders of record of the Fund’s [Common or Preferred] Stock on, [•] (the “Record Date”). See “Terms of the Offer.”

Number of Rights Issued	Rights will be issued in respect of each share of [Common or Preferred] Stock of the Fund outstanding on the Record Date. See “Terms of the Offer.”

Number of Rights Required to Purchase One Series [•] Preferred Share	A holder of Rights may purchase a Series [•] Preferred Share of the Fund for every Right exercised. The number of Rights to be issued to a stockholder on the Record Date will be rounded up to the nearest number of Rights evenly divisible by [•]. See “Terms of the Offer.”

Over-Subscription Privilege	[To be provided.]

Transfer of Rights	[To be provided.]

Exercise Period	The Rights may be exercised at any time after issuance and prior to expiration of the Rights, which will be 5:00 PM Eastern Time on [•] (the “Expiration Date”), (the “Subscription Period”). See “Terms of the Offer” and “Method of Exercise of Rights.”

Offer Expenses	The expenses of the Offer are expected to be approximately $[•]. See “Use of Proceeds.”

Sale of Rights	[To be provided.]

Use of Proceeds

The Fund estimates the net proceeds of the Offer to be approximately $[•]. This figure is based on the Exercise Price per share of $ and assumes all new shares of Series [•] Preferred Shares offered are sold and that the expenses related to the Offer estimated at approximately $[•] are paid.

The Investment Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and investment policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately three months; however, the identification of appropriate investment opportunities pursuant to the Fund’s investment style or changes in market conditions may cause the investment period to extend as long as six months. Pending such investment, the proceeds will be held in high-quality, short-term debt securities and instruments. See “Use of Proceeds.”

Taxation/ERISA	[To be provided.]

Subscription Agent	[To be provided.]

Terms of the Series [•] Preferred Shares

Dividend Rate	Dividends and distributions on Shares of Series [•] Preferred Shares are cumulative from their original issue date at the annual rate of [•]%.

Dividend Payment Rate	Holders of Shares of Series [•] Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Fund’s Board of Directors (the “Board of Directors,” or the “Board”), out of funds legally available therefor, cumulative cash dividends and distributions. Dividends and distributions will be paid [•], commencing on [•].

Liquidation Preference	$[•] per share.

[Non-Call Period]

[The Shares of Series [•] Preferred Shares generally may not be called for redemption at the option of the Fund prior to [•]. The Fund reserves the right, however, to redeem the Shares of Series [•] Preferred Shares at any time if it is necessary, in the judgment of the Board of Directors, to meet tax, regulatory or rating agency asset coverage requirements.

Commencing [•], and thereafter, to the extent permitted by the 1940 Act, and Maryland law, the Fund may at any time, upon notice of redemption, redeem the Shares of Series [•] Preferred Shares in whole or in part at the liquidation preference per share, plus accumulated unpaid dividends through the date of redemption.]

[Stock Exchange Listing]	Application will be made to list the Shares of Series [•] Preferred Shares on the [NYSE]. Prior to the offering, there has been no public market for Shares of Series [•] Preferred Shares. It is anticipated that trading on the [NYSE] will begin within [•] days from the date of this Prospectus Supplement.

Description of The Rights Offering

[To be provided.]

Use of Proceeds

The Fund estimates the net proceeds of the Offer to be $[•], based on the Subscription Price per share of $[•].

The Fund intends to invest the net proceeds of the Offer under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. See “The Offer—Purpose of the Offer,” and “Investment Objective and Investment Policies” in the accompanying Prospectus and the information contained under the heading “Additional Information About the Fund—Investment Restrictions” in the Fund’s Annual Report, which is also incorporated by reference into the SAI. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest, and operating expenses, although the Fund currently has no intent to use the net proceeds primarily for these purposes.

Capitalization

[To be provided.]

Asset Coverage Ratio

Pursuant to the 1940 Act, the Fund generally will not be permitted to declare any dividend, or declare any other distribution, upon any outstanding Common Shares, or purchase any such Common Shares, unless, in every such case, all preferred shares issued by the Fund have at the time of declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 200% (“1940 Act Asset Coverage Requirement”) after deducting the amount of such dividend, distribution or purchase price, as the case may be. As of the date of this Prospectus Supplement, all of the Fund’s outstanding preferred shares are expected to have asset coverage on the date of issuance of the Series [•] Preferred Shares of approximately [•]%.

In addition to the 1940 Act Asset Coverage Requirement, the Fund is subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which have issued ratings for certain of the preferred shares and may issue a rating for the Series [•] Preferred Shares.

Special Characteristics and Risks of the Series [•] Preferred Shares

[To be provided.]

Description of the Series [•] Preferred Shares

[To be provided.]

Taxation

[To be provided.]

Recent Developments

[To be provided.]

Legal Matters

Certain legal matters will be passed on by Paul Hastings LLP, 200 Park Avenue, New York, New York 10166, in connection with the offering of the preferred shares.

Certain legal matters will be passed on by Venable LLP in connection with the offering of the preferred shares as Maryland counsel to the Fund.

Available Information

We are subject to the informational requirements of the Exchange Act and the 1940 Act and are required to file reports, including annual and semi-annual reports, proxy statements and other information with the Commission. These documents are available on the SEC’s website at www.sec.gov.

This Prospectus Supplement and the accompanying Prospectus do not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this Prospectus Supplement and the accompanying Prospectus about the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.

Additional information about us can be found in our registration statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a website (http://www.sec.gov) that contains our registration statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

Brookfield Real Assets Income Fund Inc.

Shares

% Series [•] [Cumulative] Preferred Shares
(Liquidation Preference $[•] per share)

PROSPECTUS SUPPLEMENT

[•]